1333 Butterfield Road, Suite 500 Downers Grove, Illinois 60515 630.954.2000 federalsignal.com Federal Signal Corporation Declares Dividend of $0.14 per share and Announces Additional $150 Million Stock Repurchase Authorization Downers Grove, Illinois, April 22, 2025 – Federal Signal Corporation (NYSE:FSS) (the “Company”) today announced that its Board of Directors (“Board”) declared a quarterly cash dividend of fourteen cents ($0.14) per share on its common stock. The dividend is payable on May 30, 2025 to stockholders of record at the close of business on May 16, 2025. The Company also announced today that its Board has authorized an additional stock repurchase program of up to $150 million of the Company’s common stock. The repurchase program supplements the Board’s prior authorization from March 2020, which had approximately $27 million of availability remaining as of the end of the first quarter of 2025. The newly-authorized program is intended primarily to facilitate purchases of Company stock as a means to provide cash returns to stockholders, enhance stockholder returns, and manage the Company’s capital structure. “Our objective with our stock repurchase programs, and with all of our initiatives, is to optimize value for our stockholders,” said Jennifer L. Sherman, President and Chief Executive Officer. “In taking this action, we are reaffirming our confidence in the prospects for our businesses. With the strength of our balance sheet, our robust free cash flow generation, and our low debt levels, we can fund opportunistic repurchases of our stock and offset dilution over time, without impacting our ability to invest in our growth initiatives, including our disciplined and focused acquisition efforts.” Under its stock repurchase programs, the Company is authorized to repurchase, from time to time, shares of its outstanding common stock. Stock repurchases by the Company are subject to market conditions and other factors and may be commenced, suspended, or discontinued at any time. About Federal Signal Federal Signal Corporation (NYSE: FSS) builds and delivers equipment of unmatched quality that moves material, cleans infrastructure, and protects the communities where we work and live. Founded in 1901, Federal Signal is a leading global designer, manufacturer, and supplier of products and total solutions that serve municipal, governmental, industrial, and commercial customers. Headquartered in Downers Grove, Ill., with manufacturing facilities worldwide, the Company operates two groups: Environmental Solutions and Safety and Security Systems. For more information on Federal Signal, visit: https://www.federalsignal.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 This release contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward-looking statements regardless of new developments or otherwise. Statements in this release that are not historical are forward-looking statements. Forward-looking statements should not be relied upon as a predictor of actual results. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic and political uncertainty, risks and adverse economic effects associated with geopolitical conflicts, legal and regulatory developments, foreign currency exchange rate changes, inflationary pressures, product and price competition, supply chain disruptions, availability and pricing of raw materials, interest rate changes, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, work stoppages, increases in pension funding requirements, cybersecurity risks, increased legal expenses and litigation results and other risks and uncertainties described in filings with the Securities and Exchange Commission. Contact: Ian Hudson +1-630-954-2000, ihudson@federalsignal.com # # #